Exhibit 99.3

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR RIGHTS CERTIFICATES ISSUED BY

ENTERPRISE BANCORP, INC.

This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus supplement dated             , 2009 (the “Prospectus”) of Enterprise Bancorp, Inc., a Massachusetts corporation (the “Corporation”), if a holder of Subscription Rights cannot deliver the certificate evidencing the Subscription Rights (the “Rights Certificate”), to the subscription agent listed below (the “Subscription Agent”) before 5:00 p.m., New York City time, on                   , 2009, (as such date may be extended, the “Expiration Date”).  This Notice must be delivered by facsimile transmission, first class mail, or overnight delivery to the Subscription Agent and must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date.

Payment of the subscription price of $[          ] per full share of the Corporation’s common stock subscribed for pursuant to the exercise of Subscription Rights, including all shares subscribed for under the basic subscription privilege and any additional shares requested pursuant to the over-subscription opportunity, must be received by the Subscription Agent in the manner specified in the Prospectus before 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the Guaranteed Delivery Procedures hereunder.

By First Class Mail:	By Facsimile Transmission:	By Express Mail or Overnight Delivery:
(For Eligible Institutions Only)
Computershare Trust Company, N.A.		Computershare Trust Company, N.A.
Corporate Actions Voluntary Offer	(617) 360-6810	Corporate Actions Voluntary Offer
P.O. Box 43011		250 Royall Street, Suite V
Providence, RI 02940-3011		Canton, MA 02021

Telephone Number for Confirmation:

(781) 575-2332

Telephone Numbers for Information Agent:

Georgeson Inc.

(      )       -         (toll-free)

(      )       -         (collect)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Rights Certificate representing                                    Subscription Rights and that such Rights Certificate cannot be delivered to the Subscription Agent prior to the Expiration Date of the Rights Offering.  Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise Subscription Rights represented by the Rights Certificate (i) to subscribe for                              shares of the Corporation’s common stock under the basic subscription right and (ii) to request pursuant to the over-subscription opportunity to purchase                                    additional shares of the Corporation’s common stock, subject to the conditions and limitations described further in the Prospectus.

The undersigned understands that payment of the full subscription price of $[          ] per full share of common stock subscribed for under the basic subscription right and pursuant to the over-subscription opportunity must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, and represents that such payment, in the aggregate amount of $                                        , either (check appropriate box):

☐	Is being delivered to the Subscription Agent herewith;

or

☐	Has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete the information relating thereto):

☐

Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

☐	Postal or express money order

Name of maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn or issuer of money order:

☐	Wire transfer of funds (only if approved in advance by the Subscription Agent)

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

Name(s)	Signature(s):	Address(es):	Telephone No.:

Rights Certificate Number:

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, by no later than three business days after the Expiration Date of the Rights Offering.

Dated:

(Address)	(Name of Firm

(Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate to the Subscription Agent within three business days following the Expiration Date of the Rights Offering as described in the Prospectus.  Failure to do so could result in a financial loss to such institution.